UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2016

WHOLE FOODS MARKET, INC.

(Exact name of registrant as specified in its charter)

Texas	000-19797	74-1989366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Bowie Street, Austin, Texas	78703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(512) 477-4455

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry Into a Material Definitive Agreement.

As previously disclosed, on December 3, 2015, Whole Foods Market, Inc. (the “Company”) and certain subsidiaries of the Company, as guarantors, entered into an Indenture with U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated December 3, 2015 (as so supplemented, the “Original Indenture”). A summary of the material terms of the Original Indenture was included in the Company’s Current Report on Form 8-K, dated as of December 3, 2015, and is incorporated by reference herein.

On September 8, 2016, the Company entered into the Amended and Restated Indenture (the “Amended and Restated Indenture”) with the Trustee solely to add certain provisions necessary in order to qualify the Indenture, under the Trust Indenture Act of 1939, as amended.

The above description of the Amended and Restated Indenture is qualified in its entirety by reference to the Amended and Restated Indenture, a copy of which is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                                                                 Exhibits.

4.1                               Amended and Restated Indenture, dated as of September 8, 2016, between the Company and U.S. Bank National Association, as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHOLE FOODS MARKET, INC.

	By:	/s/ Glenda Flanagan
Date: September 9, 2016	Name:	Glenda Flanagan
	Title:	Executive Vice President and Chief Financial Officer